EXHIBIT 4.3
     The following legend applies if this Security is a Global Security: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
     This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.
COMERICA INCORPORATED
6.576% Capital Efficient Notes due 2082
No. 1
$515,464,000
     COMERICA INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as property trustee for COMERICA CAPITAL TRUST II, or its registered assigns, the principal sum of FIVE HUNDRED FIFTEEN MILLION FOUR HUNDRED SIXTY-FOUR THOUSAND dollars ($515,464,000) on February 2, 2082, or if such day is not a Business Day (as hereinafter defined), the following Business Day (the “Final Repayment Date”); provided that the principal amount of, and all accrued and unpaid interest on, this Security shall be payable in full on February 20, 2037, or if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”) or any subsequent Interest Payment Date (as hereinafter defined) to the extent set forth in the First Supplemental Indenture hereinafter referred to. The Company further promises to pay interest on said principal sum from February 20, 2007 or from the most recent Interest Payment Date for which interest has been paid or duly provided for. This Security shall bear interest (i) from and including February 20, 2007 to but excluding February 20, 2032 (or if earlier, until the principal hereof is paid in full), at the rate of 6.576% per annum, payable (subject to deferral as set forth herein) semi-annually in arrears on February 20 and August 20 of each year, commencing on August 20, 2007, (ii) thereafter and until the Scheduled Maturity Date, at an annual rate equal to one-month LIBOR (as defined in the First Supplemental Indenture) plus 1.115%, payable (subject to deferral as set forth herein) on the 20th day of each month, and (iii) thereafter until the Final Repayment Date, at an annual rate equal to one-month LIBOR plus 2.115%, payable (subject to deferral as set forth herein) on the 20th day of each month, or in the case of these clauses (ii) and (iii), if any such day is not a Business Day, the following Business Day unless such date would fall in the next calendar month, in which case the immediately preceding Business Day, in arrears, commencing on March 20, 2032 until the principal thereof is paid or duly provided for or made available for payment (each such day referred to in clause (i), (ii), or (iii), an “Interest Payment Date”). In the event any Interest Payment Date before the Scheduled Maturity Date is not a Business Day, the interest payable on such day shall be paid on the following Business Day and no interest will accrue as a result of such postponement. Any installment of interest (or portion thereof) deferred in accordance with the First Supplemental Indenture or otherwise unpaid on the relevant Interest Payment Date shall bear interest, to the extent permitted by law, at the rate of interest then in effect on this Security, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with the First Supplemental Indenture.
     From and including February 20, 2007 to but excluding February 20, 2032, the amount of interest payable on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months; thereafter and until the Final Repayment Date, the amount of interest payable on this Security shall be computed on the basis of a 360-day year and the actual number of days elapsed. A “Business Day” shall mean any day other than (i) a Saturday or Sunday or other day on which banking institutions in The City of New York, Detroit, Michigan or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or (ii) on or after February 20, 2032 a day on which dealings in deposits in U.S. dollars are not transacted in the London interbank market. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be (i) the Business Day next preceding such Interest Payment Date if this Security is issued in the form of a Global Security or is held by the Property Trustee, or (ii) the first day of the month in which such Interest Payment Date occurs if this Security is not issued in the form of a Global Security or held by the Property Trustee. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in said Indenture.
     The Company shall have the right, at any time and from time to time prior to the Final Repayment Date, to defer the payment of interest on this Security for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period (as hereinafter defined) shall extend beyond the Final Repayment Date or the earlier repayment or redemption in full of the Securities of this series; and provided, further, that during any such Deferral Period (and, except as provided in the First Supplemental Indenture with respect to certain transactions, in the case of any Deferral Period that does not terminate on or prior to the Interest Payment Date falling closest to the first anniversary of the commencement of such Deferral Period, until the first anniversary of the termination of such Deferral Period), if there has occurred and is continuing an Event of Default with respect to the Securities of this series or if accrued interest through the most recent Interest Payment Date has not been paid in full, whether during any applicable Deferral Period or otherwise or a Deferral Period is continuing or the Company is in default regarding its payment of any obligation under its guarantee regarding the Issuer Trust, the Company shall not, and shall not permit any Subsidiary, subject to certain exceptions set forth in the First Supplemental Indenture, to: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, (ii) other than any repayment of the Securities of this series pursuant to Section 201(d) of the First Supplemental Indenture or any partial payments of deferred interest that may be made pursuant to Section 201(h) of the First Supplemental Indenture, make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company (including other Securities or other A-2 junior subordinated debt) that ranks upon the Company’s liquidation pari passu with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary if such guarantee ranks pari passu with or junior in interest to this Security. Each period beginning on the Interest Payment Date with respect to which the Company elects to defer all or part of any interest payment and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and unpaid interest on this Security is referred to as a “Deferral Period.” At the end of any such Deferral Period, the Company shall pay all interest then accrued and unpaid on this Security (together with Additional Interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name this Security is registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period. Upon termination of any Deferral Period, the Company may elect to begin a new Deferral Period, subject to the above requirements. The Company may elect to pay current interest on any Interest Payment Date during any Deferral Period to the extent permitted, and shall pay deferred interest (including Additional Interest thereon) to the extent required, by the First Supplemental Indenture.
     The Company shall give written notice of its election to begin or extend any Deferral Period (i) if the Property Trustee is not the sole holder or a holder of the Securities of this series, to the Holders of the Securities of this series and the Trustee at least one Business Day prior to the next succeeding Interest Payment Date, or (ii) if the Property Trustee is the sole holder of the Securities of this series, to the Property Trustee and the Trustee at least one Business Day prior to the earlier of (a) the next Distribution Date or (b) the date the Property Trustee is required to give notice to holders of such Capital Securities of the record date for such Distribution Date or of such Distribution Date.
     Payment of principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Detroit, Michigan or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register. Upon written request to the Paying Agent not less than 15 days prior to the date on which interest is payable, a Holder of $1,000,000 or more in aggregate principal amount of Securities of the series may receive payments of interest, other than payments of interest at Maturity, by wire transfer of immediately available funds.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions. The Securities of this series shall, not in limitation of the preceding sentence, rank junior to debt securities issued under the Indenture dated July 31, 2001 between the Company and The Bank of New York (as successor to Chase Manhattan Trust Company, National Association). Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

COMERICA INCORPORATED

By:

Name:

Title:

[SEAL]

Attest:

[Secretary or Assistant Secretary]

Dated:
     This is one of the Securities, of the series designated herein, described in the within mentioned Indenture.

THE BANK OF NEW YORK
Not in its individual capacity but solely as Trustee

By:

Authorized Officer:

REVERSE OF SECURITY
     This Capital Efficient Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 31, 2001, between the Company and The Bank of New York (as successor to Chase Manhattan Trust Company, National Association) (herein called the “Indenture”), as supplemented by the first supplemental indenture thereto, dated as of February 20, 2007 (herein called the “First Supplemental Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities of this series, and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount of $515,464,000.
     All terms used in this Security that are defined in the First Supplemental Indenture, in the Indenture or in the Amended and Restated Declaration of Trust and Trust Agreement, dated as of February 20, 2007 (the “Trust Agreement”), for Comerica Capital Trust II, among Comerica Incorporated, as Depositor, and the Issuer Trustees named therein, shall have the meanings assigned to them in the First Supplemental Indenture, the Indenture or the Trust Agreement, as the case may be; provided, however, in the event that different meanings are assigned in the First Supplemental Indenture and the Indenture, the meanings assigned in the First Supplemental Indenture shall control.
     The Company may, at its option, and subject to the terms and conditions of the First Supplemental Indenture and Article Eleven of the Indenture, redeem this Security in whole or in part at any time at a price equal to the greater of (1) 100% of the principal amount of this Security (plus accrued and unpaid interest to the Redemption Date) or (2) in the case of any redemption prior to the Scheduled Maturity Date, the present value of scheduled payments of principal and interest from the Redemption Date to the Scheduled Maturity Date (assuming for this purpose the repayment in full of this Security on the Scheduled Maturity Date) on this Security, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus a spread of 0.375%.
     Upon the occurrence and during the continuation of a Tax Event, Rating Agency Event, Investment Company Event or Capital Treatment Event in respect of the Issuer Trust, the Company may, at its option, at any time within 90 days of the occurrence of such event, redeem the Securities of this series, in whole but not in part, subject to Section 11.7 of the Indenture and the other provisions of Article Eleven of the Indenture and Section 201(l) of the First Supplemental Indenture. In the case of a Tax Event or a Rating Agency Event, the redemption price shall be equal to the greater of (1) 100% of the principal amount of this Security (plus accrued and unpaid interest through the Redemption Date) or (2) the present value of scheduled payments of principal and interest from the Redemption Date to the Scheduled Maturity Date on this Security, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus a spread of 0.500%. In the case of an Investment Company Event or a Capital Treatment Event, the redemption price shall be equal to 100% of the principal amount of this Security (plus accrued and unpaid interest through the Redemption Date).
     In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series for the unredeemed or unpaid portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities of this series, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series to be affected by such supplemental indenture, acting together. The Indenture also contains provisions permitting Holders of a majority in aggregate principal amount of the securities of all series issued under the Indenture at the time Outstanding, acting together, on behalf of the Holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture and the First Supplemental Indenture, if an Event of Default arising from a failure to pay in full any interest, including compounded interest, accrued on any Debentures upon the conclusion of a ten-year period commencing with the first interest period for which interest (including compounded interest) has not been paid in full and continuance of such failure to pay for a period of 30 days, then and in each such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount, and accrued interest (including Additional Interest), of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided that if, upon such an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fail to declare the principal amount of all the Securities of this series to be immediately due and payable, either the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable; and provided, further, that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Thirteen of the Indenture.

     As provided in and subject to the provisions of the Indenture and the First Supplemental Indenture, a Holder of a Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 of the Indenture) interest (including any Additional Interest) on the Security on the Scheduled Maturity Date or the Final Repayment Date, as applicable (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities held by the Issuer Trust, any holder of Capital Securities shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1), 5.1(2) or 5.1(6) of the Indenture (as supplemented by the First Supplemental Indenture), to institute a suit directly against the Company for enforcement of payment to such holder of principal of (premium, if any) and (subject to Section 3.7 of the Indenture) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of such Capital Securities held by such Holder.
     Each Holder, by such Holder’s acceptance hereof, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Security, such Holder shall have no claim for, and thus no right to receive, any interest deferred pursuant to the First Supplemental Indenture (including Additional Interest thereon) that has not been paid out of the proceeds of the issuance of certain securities in accordance with the First Supplemental Indenture to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Additional Interest thereon) on this Security; provided, that a Holder of Debentures will have an additional preferred equity claim in respect of such accumulated and unpaid interest (including compounded interest thereon) which is in excess of two years of accumulated and unpaid interest (including Additional Interest thereon) that is senior to the Common Stock and is or would be pari passu with any Preferred Stock up to the amount equal to its pro rata share of any unused portion of the Preferred Stock Issuance Cap. Any such claim will be subject to applicable law.
     No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Security or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     If this Security is a Global Security, this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof, or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same terms and of authorized denominations aggregating a like amount.
     If this Security is a Global Security, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.
     No recourse shall be had for the payment of the principal of or the interest, including Additional Interest, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, the First Supplemental Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires beneficial interest in, this Security agree that, for United States Federal, state and local tax purposes, it is intended that this Security constitute indebtedness.

THE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE AND THIS DEBT SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN
	COM	—	as tenants in common

TEN
	ENT	—	as tenants by the entireties

JT TEN		—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — Custodian
          (Cust) (Minor)
Under Uniform Gifts to Minors Act
          (State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
Please Insert Social Security or
Other Identifying Number of Assignee
(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of COMERICA INCORPORATED and does hereby irrevocably constitute and appoint                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
Dated:
     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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